Exhibit 10 (l)(l)(l)

                                 LOAN AGREEMENT

                                      Among

                               ROANOKE GAS COMPANY

                                       and

                                  SUNTRUST BANK

                                       and

                               RGC RESOURCES, INC.


















Date:  November 22, 2002


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                                TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I....................................................................1

   RECITALS AND PURPOSES OF LOAN.............................................1

         1.1      RECITALS...................................................1
         1.2      PURPOSES...................................................1


ARTICLE II...................................................................1

   DEFINITIONS...............................................................1

ARTICLE III..................................................................5

   THE LOAN..................................................................5

         3.1      THE LOAN ..................................................5
         3.2      INTENTIONALLY OMITTED .....................................5
         3.3      INTENTIONALLY OMITTED .....................................5
         3.4      INTENTIONALLY OMITTED .....................................5
         3.5      INTENTIONALLY OMITTED .....................................5
         3.6      METHOD OF PAYMENT..........................................5
         3.7      PREPAYMENTS................................................5
         3.8      ILLEGALITY.................................................5
         3.9      DISASTER...................................................5
         3.10     FUNDING LOSS INDEMNIFICATION...............................6
         3.11     INTENTIONALLY OMITTED .....................................6
         3.12     GUARANTY...................................................6


ARTICLE IV...................................................................6

   INTENTIONALLY OMITTED

ARTICLE V....................................................................6

   INTENTIONALLY OMITTED

ARTICLE VI ..................................................................6

  CONDITIONS OF LENDING......................................................6

         6.1      BORROWING UNDER THE LOAN...................................6
         6.2      INTENTIONALLY OMITTED......................................8
         6.3      CONDITIONS FOR BANK'S BENEFIT .............................8

ARTICLE VII................................................................. 8

   PAYMENT OF ADVANCES.......................................................8

         7.1      UNDER THE LOAN.............................................8


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ARTICLE VIII................................................................ 8

   GENERAL REPRESENTATIONS AND WARRANTIES....................................8

         8.1      ORGANIZATION, QUALIFICATION, PROPERTIES....................8
         8.2      AUTHORITY..................................................8
         8.3      BINDING EFFECT AND ENFORCEABILITY..........................8
         8.4      NO CORPORATE, PARTNERSHIP OR CONTRACT VIOLATION............9
         8.5      FINANCIAL STATEMENTS.......................................9
         8.6      PROCEEDINGS................................................9
         8.7      APPROVALS..................................................9
         8.8      ERISA......................................................9
         8.9      COMPLIANCE.................................................9
         8.10     USE OF PROCEEDS............................................10
         8.11     NO DEFAULT.................................................10
         8.12     TITLE TO PROPERTY, PERFECTION OF LIENS.....................10
         8.13     RICO OR CCE ACTIONS........................................10
         8.14     ACCURACY OF INFORMATION....................................10
         8.15     LABOR DISPUTES AND ACTS OF GOD.............................10
         8.16     OTHER AGREEMENTS...........................................10
         8.17     OPERATION OF BUSINESS......................................10

ARTICLE IX...................................................................11

   AFFIRMATIVE COVENANTS.....................................................11

         9.1      FINANCIAL STATEMENTS, REPORTS..............................11
         9.2      TAXES......................................................11
         9.3      CORPORATE AND PARTNERSHIP FRANCHISES.......................11
         9.4      INTENTIONALLY OMITTED......................................11
         9.5      CORPORATE AND PARTNERSHIP EXISTENCE........................11
         9.6      ACCESS TO PREMISES AND RECORDS.............................11
         9.7      NOTICES OF DEFAULT.........................................11
         9.8      INTENTIONALLY OMITTED......................................11
         9.9      COMPLIANCE WITH LAWS.......................................11
         9.10     ERISA......................................................11
         9.11     FINANCIAL COVENANTS........................................12
         9.12     NON-BANK DEBT..............................................12
         9.13     INSURANCE..................................................12
         9.14     ENVIRONMENTAL MATTERS......................................12
         9.15     INDEMNITY..................................................14
         9.16     GENERAL INFORMATION........................................14

ARTICLE X....................................................................14

   NEGATIVE COVENANTS........................................................14

         10.1     MERGERS, CONSOLIDATIONS....................................14
         10.2     DISPOSITION OF ASSETS......................................14
         10.3     INTENTIONALLY OMITTED......................................14
         10.4     NEGATIVE PLEDGE............................................14
         10.5     CHANGE IN CONTROL..........................................14
         10.6     NO SALE AND LEASE BACK.....................................14
         10.7     LOAN.......................................................14
         10.8     CONTINGENT LIABILITIES.....................................14

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ARTICLE XI...................................................................15

   EVENTS OF DEFAULT.........................................................15

         11.1     EVENTS OF DEFAULTS.........................................15
         11.2     REMEDIES...................................................16

ARTICLE XII..................................................................17

   MISCELLANEOUS PROVISIONS..................................................17

         12.1     NOTICES....................................................17
         12.2     TERM OF AGREEMENT..........................................17
         12.3     NO WAIVER..................................................17
         12.4     SEAL, JURISDICTION.........................................17
         12.5     CONSENT TO JURISDICTION....................................17
         12.6     SEVERABILITY...............................................18
         12.7     OFFSET.....................................................18
         12.8     CHANGE, WAIVERS, ETC.......................................18
         12.9     SINGULAR AND PLURAL........................................18
         12.10    USE OF DEFINED TERMS.......................................18
         12.11    BINDING EFFECT OF AGREEMENT................................18
         12.12    HEADINGS...................................................18
         12.13    ACCOUNTING TERMS...........................................18
         12.14    COUNTERPARTS...............................................18
         12.15    EXPENSES...................................................18
         12.16    WAIVER OF JURY TRIAL.......................................19
         12.17    FURTHER ASSURANCES.........................................19
         12.18    INCORPORATION OF COMMITMENT................................19
         12.19    TIME OF THE ESSENCE........................................19
         12.20    ENTIRE AGREEMENT...........................................19
         12.21    CONSTRUCTION AND CONFLICTS.................................19
         12.22    ASSIGNMENT.................................................19


LIST OF EXHIBITS AND SCHEDULES

   Schedule 2.1 - Permitted Encumbrances

   Schedule 8.6 - Proceedings

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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT dated as of November 22, 2002, by and among ROANOKE GAS COMPANY, a Virginia corporation (the "Borrower") (hereinafter referred to as the "Borrower"); and SUNTRUST BANK, a Georgia banking corporation (the "Bank"), and RGC RESOURCES, INC., a Virginia corporation, (the "Guarantor") provides:


                                    ARTICLE I

                          RECITALS AND PURPOSES OF LOAN

     1.1   RECITALS.   Subject to the terms and conditions set forth in this
Agreement, the Bank agrees to make a certain loan to the Borrower, and the Borrower agrees to borrow from the Bank a term loan in the amount of $8,000,000.00 (the "Loan").

     1.2   PURPOSE.    The purpose of the Loan is to finance certain capital
needs of the Borrower, and to refinance certain short term debt of the Borrower.

                                   ARTICLE II

                                   DEFINITIONS

     2.1 The terms defined in this Article II shall for all purposes of this Agreement have the meanings herein specified unless the context expressly or by necessary implication otherwise requires:

          "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with, a Borrower; or
(2) which directly or indirectly beneficially owns or holds five percent (5%) or more interest in a Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this loan agreement between the Borrower, the Bank, and the Guarantor, as amended, supplemented, modified or replaced from time to time.

          "Business" means the business carried on by the Borrower during the fiscal year ended September 30, 2002, activities ancillary thereto and such other activities as may be warranted as the result of changes in the natural gas and propane industry and markets.

          "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in Roanoke, Virginia, are authorized or required to close under applicable laws.

          "Capitalized Lease Obligations" means with respect to any person any and all lease obligations required or permitted under generally accepted accounting principles to be capitalized on the books of such person.

          "Closing Date" means November 22, 2002.

          "Commitment" means the letter agreement dated October 10, 2002 from the Bank, as may be amended from time to time, and accepted by the Borrower, setting forth certain terms and conditions relating to the Loan, the terms of which are incorporated in this agreement.

          "Consolidated" when used with respect to Long Term Debt means Long Term Debt of the Borrower and its Affiliates determined on a consolidated basis eliminating intercompany items.


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          "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of (i) Consolidated Long Term Debt, plus (ii) current maturities of Consolidated Long Term Debt, plus (iii) consolidated stockholders' equity.

          "Customer" means the account debtor with respect to any of the Receivables, the obligor on any chattel paper, the prospective purchaser with respect to any contract right, and any person who enters into or proposes to enter into any contract or other arrangement with Borrower pursuant to which Borrower is to deliver any goods or other personal property or for whom Borrower performs any service.

          "Dollar(s)" means lawful money of the United States of America.

          "Environmental Laws" means any Federal, state or local laws, rules, ordinances or common law, and any judicial interpretation thereof, relating primarily to the environment or to environmental protection, including, but not limited to, the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; Federal Water Pollution Control Act, 33 U.S.C. Section 1251, ET SEQ.; Solid Waste Disposal Act, 42 U.S.C. Section 6901, ET SEQ.; Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ.; National Environmental Policy Act, 42 U.S.C. Section 4321, ET SEQ.; and Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereof.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA.

          "Event of Default" means an event specified in Section 11.1 of this Agreement.

          "GAAP" means generally accepted accounting principles in the United States.

          "Guarantor" means RGC Resources, Inc., a Virginia corporation.

          "Guaranty" means the guaranty between the Guarantor and the Bank dated even date herewith, executed and delivered in connection with the Loan, and any amendments or replacements thereof.

          "Hazardous Materials" means all materials subject to regulation under Environmental Laws, including, but not limited to, asbestos, polychlorinated biphenyls (PCB's), petroleum products, and lead based paints.

          "Head Office" means the principal office of the Bank located at 10 Franklin Road, S.W., Roanoke, Virginia 24011.

          "Indebtedness" means with respect to any Person at any time (excluding Shareholder Subordinated Debt), without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, Note or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vi) all obligations of others secured by any lien, security interest or encumbrance on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all Capitalized Lease Obligations of such Person, and (viii) current liabilities in respect of unfunded vested benefits under any Plan.



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          "Interest Period" means the period commencing on the first day of each calendar month and ending on the last day of each calendar month, provided that the foregoing provisions relating to Interest Period are subject to the following:

               (a) No Interest Period may extend beyond the Termination Date;

               (b) If an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (c) The initial Interest Period shall commence on the date the Loan is made, and end on the last day in such calendar month.

          "Inventory" means and includes (a) all goods (as defined in the Uniform Commercial Code as adopted in Virginia (the "UCC")), now owned or hereafter acquired by Borrower, which are held for sale or lease by Borrower or are furnished or to be furnished by Borrower under contracts of service; (b) all raw materials, work in process, finished goods, materials and supplies of every kind used or consumed in connection with the manufacture, packing, shipping, advertising or sale of such goods; and (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned or repossessed, or acquired by Borrower by way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments (as those terms are defined in the UCC) covering such goods, wherever located.

          "LIBOR Interest Rate" shall have the same definition provided for the term "Index" in the Note.

          "Loan Documents" means, collectively, this Agreement, the Note, the Guaranty, together with such additional certifications, consents, documents, instruments and agreements, as reasonably requested by the Bank, and as may be executed pursuant to, or transferred or delivered in connection with, this Agreement.

          "Loan" means the loan as described under Section 1.1 of this Agreement.

          "Long Term Debt" of any Person means (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Long Term Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) obligations secured by any lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) all capitalized rentals of such Person, and (v) all guaranties by such Person of Long Term Debt of others.

          "Mony Agreement" means that certain Note Agreement dated as of June 1, 1998, between the Borrower and accepted by The Mutual Life Insurance Company of New York and Mony Life Insurance Company of America.

          "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

          "Note" means the note, evidencing the Loan, as executed and delivered under this Agreement, and any and all renewals, modifications or extensions thereof.



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          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Encumbrances" means, as of any particular time, (a) liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like liens arising in the ordinary course of business securing charges for which payment is not yet due, (b) liens for taxes, assessments and governmental charges or levies imposed upon any person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves therefor have been established on the Borrower's books in accordance with generally accepted accounting principles, (c) liens arising in connection with any court proceedings, provided the execution of such liens is effectively stayed and such liens are contested in good faith and adequate reserves therefor have been established on the Borrower's books in accordance with GAAP, (d) liens in favor of the Bank, (e) the extension, renewal or replacement of any above-described items, (f) purchase money liens incurred in the ordinary course of business and not exceeding over $500,000 in the aggregate during the term of the Loan, and (g) such liens and encumbrances set forth on the attached SCHEDULE 2.1.

          "Person" means a corporation, association, partnership, limited liability company, organization, business, division, individual or government or political subdivision thereof or any governmental agency.

          "Plan" means any employee pension benefit plan of the Borrower covered by ERISA.

          "Prime Rate" means the interest rate established from time to time by the Bank and recorded in its credit administration division as a reference used by the Bank in determining the lending rates on commercial Loan. The Prime Rate is not intended to be the lowest rate of interest charged on any extension of credit to any customer. Any change in the interest rate based on the Prime Rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

          "Prohibited Transaction" means a prohibited transaction as defined in
Section 406 of ERISA.

          "Properties" means the lands, buildings, improvements and structures now or later owned, leased, used or operated by the Borrower or the Guarantor, as applicable.

          "Receivables" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper and general intangibles of Borrower, whether now existing or hereafter arising or created, and whether or not specifically sold or assigned to the Bank hereunder.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA that might constitute grounds for termination by the PBGC of an employee benefit plan of the Borrower covered by ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such plan.

          "Shareholder Subordinated Debt" means all indebtedness of Borrower to its shareholders, now existing or hereafter to occur.

          "Termination Date" means November 30, 2005.




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                                   ARTICLE III

                                    THE LOAN

         3.1   THE LOAN.

               (a) AMOUNT. The Bank agrees to lend to the Borrower the principal sum of $8,000,000.00, upon the terms, covenants and conditions set forth in this Agreement and in the Loan Documents. The Borrower agrees to accept the Loan and expressly covenants to comply with and perform all of the terms, covenants and conditions of this Agreement and the Loan Documents.

               (b) NOTE. The Loan shall be evidenced by the Note in the amount of the Loan, payable to the Bank in accordance with the terms thereof. The Note shall bear interest at a rate equal to the LIBOR Interest Rate plus 100 basis points. Interest on the Loan shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Interest shall be paid on the first day of each month commencing on January 1, 2003. The Loan shall be funded in full on the Closing Date. Outstanding principal and interest shall be paid in full on the Termination Date.

          3.2   INTENTIONALLY OMITTED.

          3.3   INTENTIONALLY OMITTED.

          3.4   INTENTIONALLY OMITTED.

          3.5   INTENTIONALLY OMITTED.

          3.6 METHOD OF PAYMENT. The Borrower shall make each payment under this Agreement and under the Note not later than 11:00 a.m. (Eastern Standard
Time) on the date when due in lawful money of the United States to the Bank at the office address of the Bank provided in the Note in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement and the Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          3.7 PREPAYMENTS. The Borrower may prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that LIBOR Loan may be prepaid only on the last day of an Interest Period for such LIBOR Loan.

          3.8 ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (a) maintain its commitment, then upon notice to the Borrower by the Bank the commitment of the Bank shall terminate; or (b) maintain or fund its LIBOR Loan, then upon notice to the Borrower by the Bank the LIBOR Loan may be converted into Prime Loan, or the outstanding principal amount of the LIBOR Loan, together with interest accrued thereon, and any other amounts payable to the Bank under this Agreement shall be repaid (i) immediately upon demand of the Bank if such change or compliance with such request, in the reasonable judgment of the Bank, requires immediate repayment; or (ii) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

          3.9 DISASTER. Notwithstanding anything to the contrary herein, if the Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the

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definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the LIBOR Interest Rate, then the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the Loan shall bear interest at the Prime Rate.

          3.10 FUNDING LOSS INDEMNIFICATION. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of any payment of the Loan on a date other than the last day of an Interest Period including, but not limited to, acceleration of the Loan by the Bank pursuant to Section 11.2, or any failure by the Borrower to borrow, or to honor a LIBOR Loan on the date set for borrowing.

          3.11 GUARANTY. The Loan shall be unconditionally guaranteed without limit by the Guarantor.

                                   ARTICLE IV

                             INTENTIONALLY OMITTED.


                                    ARTICLE V

                             INTENTIONALLY OMITTED.


                                   ARTICLE VI

                              CONDITIONS OF LENDING

     The obligation of the Bank to make the Loan is subject to the accuracy, as of the date hereof, of the representations and warranties contained in Article VIII, to the performance by the Borrower of its obligations to be performed hereunder and to the satisfaction of the following conditions, each of which shall be precedent to any obligations of the Bank hereunder and shall be satisfied prior of the funding the Loan:

          6.1 BORROWING UNDER THE LOAN. With respect to the obligation of the Bank to make the Loan on the Closing Date:

               (a) The Borrower and the Guarantor shall have each duly authorized, executed and delivered to the Bank the Loan Documents to which they are a party, and, where appropriate, acknowledged and recorded or filed such documents.

               (b) The Borrower and the Guarantor shall have delivered to the Bank copies of all resolutions adopted by its board of directors, members, or partners duly authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and all transactions and documents contemplated thereby.

               (c) The Bank shall have received true copies of all consents and required governmental approvals, if any, necessary to the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby.

               (d) The Bank shall have received a general certificate of the Borrower and the Guarantor with (i) a copy of its articles of incorporation, articles of organization or partnership certificate, certified as of a recent date by the appropriate official of the state of incorporation, organization or partnership, (ii) certificates of the appropriate state official, dated as of a recent date, as to the good standing of Borrower and the Guarantor, (iii) a copy of the bylaws, operating agreement or partnership agreement of the Borrower and the Guarantor certified as of a recent date by its secretaries or partners; and
(iv) incumbency and signature certificates of Borrower and the Guarantor certifying the names and the

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signatures of the officers or partners authorized to sign the Loan Documents to which it is a party and the other documents to be delivered under this Agreement.

               (e) The Bank shall have received written opinions of counsel to the Borrower, addressed to the Bank, dated the date of Closing, in form and substance acceptable to the Bank and its counsel.

               (f) No event shall have occurred and be continuing which constitutes an Event of Default, or which would constitute an Event of Default but for a requirement that notice be given or that a period of time elapse, or both; and the Borrower shall have duly authorized, executed and delivered to the Bank a certificate to that effect, dated as of the Closing Date, if required by the Bank.

               (g) INTENTIONALLY OMITTED.

               (h) The Bank shall have received certificates of insurance and, if requested by the Bank, copies of all policies evidenced thereby, showing insurance against all risks required by the Bank in the amounts and with insurers satisfactory to the Bank, including the following:

                    (i) Unless the Borrower qualifies as a self-insurer under the laws of the state of its incorporation or any other state in which it does business, worker's compensation insurance with regard to all employees of the Borrower in accordance with the applicable requirements of law; and

                    (ii) Such other insurance of the types customarily carried by the Borrower with appropriate loss payable clauses in favor of the Bank, including but not limited to (i) public liability and indemnity insurance; (ii) fire (with broad form and extended coverage) insurance; (iii) vandalism and malicious mischief insurance; (iv) business interruption insurance; and (v) insurance for such other risks and in such forms and amounts as the Bank may reasonably require including vandalism, malicious mischief and other forms of hazard protection. All policies of insurance shall be in amounts and forms satisfactory to the Bank, written by a company or companies licensed to do business in Virginia and otherwise satisfactory to the Bank.

               (i) INTENTIONALLY OMITTED.

               (j) All legal matters incident to the Loan and all documents and instruments to be delivered hereunder or pursuant hereto or thereto, shall be satisfactory in form and substance to counsel for the Bank.

               (k) The Borrower shall deliver to the Bank evidence satisfactory to the Bank that all governmental authorities having jurisdiction over the Borrower and its operations, have authorized the Borrower's operations and that the operations as planned comply with laws, ordinances, rules, regulations, and restrictions affecting such operations.

               (l) The Borrower shall have paid or shall pay all costs of the Bank incurred in connection with the underwriting, drafting and closing of the Loan and the Loan Documents, including without limitation, reasonable counsel and other fees and disbursements, engineer fees, inspection fees, and appraisal fees.

               (m) The Borrower shall have delivered to the Bank all documents, instruments and other items required by the Bank pursuant to the provisions of, and satisfied all conditions to, the disbursement of the Loan set forth in the Commitment.

               (n) The representations made, and the information furnished by the Borrower to the Bank with regard to the Loan and the Borrower's qualifications therefor shall have been and, to the best of Borrower's knowledge, shall continue to be true and correct and not misleading in any material respect.

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               (o) The Bank shall have received such other approvals, opinions, or documents as the Bank or its counsel may reasonably request.

               (p) The Borrower shall have obtained all approvals from the Virginia State Corporation Commission necessary for its operations, in the sole discretion of the Bank.

     In its sole discretion, the Bank may waive in writing any or all of the foregoing items as a condition precedent to the Bank's obligation fund the Loan, in which case the Borrower will satisfy such item or items within thirty (30) days after the funding of the Loan.

     6.2   INTENTIONALLY OMITTED.

     6.3 CONDITIONS FOR BANK'S BENEFIT. All conditions of the obligations of the Bank to make the Loan are imposed solely and exclusively for the benefit of the Bank and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Bank will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Bank at any time if, in its sole discretion, it deems it advisable to do so.

                                   ARTICLE VII

                               PAYMENT OF ADVANCES

     7.1 UNDER THE LOAN. The Loan shall be funded one advance on the Closing Date equal to the principal amount of the Loan.


                                  ARTICLE VIII

                     GENERAL REPRESENTATIONS AND WARRANTIES

     The Borrower and the Guarantor represent and warrant to the Bank with respect to itself, as of the date of this Agreement and as of the date of the funding of the Loan that:

     8.1 ORGANIZATION, QUALIFICATION, PROPERTIES. Each of the Borrower and the Guarantor is a (i) corporation, limited liability company or partnership duly organized, existing and in good standing under the laws of the jurisdiction of their incorporation or organization, (ii) duly qualified as a foreign corporation, limited liability company or partnership to do business in each of the jurisdictions where failure to qualify would have a material adverse effect on its ability to fulfill its obligations under the Loan Documents or to conduct its business, and (iii) entitled to own its Properties and carry on its business as now conducted.

     8.2 AUTHORITY. Each of the Borrower and the Guarantor have the necessary corporate, company or partnership power to enter into, and have taken all necessary corporate, company or partnership actions to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents, and all transactions and documents contemplated hereby and thereby to which they are a party, and all such corporate, company or partnership actions are in full force and effect.

     8.3 BINDING EFFECT AND ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents, when issued and delivered pursuant hereto for value received, will constitute, legal, valid and binding obligations of the Borrower and the Guarantor, enforceable in accordance with the terms thereof, except that the enforceability of the obligations of the parties under the Loan Documents is subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or other similar laws and is also subject to general equity principles, which may limit the specific enforcement of certain remedies.



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     8.4   NO CORPORATE, PARTNERSHIP OR CONTRACT VIOLATION. There is no
provision of law or in the charter, bylaws, operating agreement or partnership agreement of the Borrower or the Guarantor, and no provision of any existing mortgage, contract, lease, indenture or agreement binding on either of the Borrower or the Guarantor or any of its Properties which would be breached by the Loan Documents or by the performance or observance of any of the terms thereof, or result in, or require, the creation or imposition of any lien upon or with respect to any of its Properties or cause either the Borrower or the Guarantor to be in default or violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding upon or applicable to the Borrower or the Guarantor.

     8.5 FINANCIAL STATEMENTS. The unaudited financial statements of the Borrower and the Guarantor as of the fiscal quarter ending June 30, 2002, together with their statements of income, retained earnings and changes in financial position for the period then ended, in the form previously delivered to the Bank, fairly present the financial condition of such party as well as the results of their operations and changes in their financial position as of the dates and for the period covered thereby and are correct and complete in all material respects. To the knowledge of the Borrower and the Guarantor, there are no material liabilities, direct or indirect, fixed or contingent, affecting it as of the date hereof, which are not reflected in the financial statements of the Borrower and the Guarantor heretofore delivered to the Bank and nor has there been any material adverse change in its financial condition or operations, all except as disclosed in writing to the Bank.

     8.6 PROCEEDINGS. To the best of the Borrower's and the Guarantor's knowledge, there are no proceedings pending or threatened, before any court or administrative agency against the Borrower or the Guarantor which, if adversely determined, would individually or in the aggregate affect adversely the financial condition of the Borrower or Guarantor, or its ability to perform under this Agreement or any of the other Loan Documents, with the exception of those proceedings on SCHEDULE 8.6.

     8.7 APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby, do not require any consents, approvals, permits, authorizations or orders of any governmental or regulatory authority (other than the approval of the Virginia State Corporation Commission, which approval has been granted). All tax returns now required to be filed have been filed (or appropriate extensions of such filings have been obtained) and all taxes, assessments and other governmental charges (other than those presently payable without penalty or interest and those being contested in good faith by appropriate proceedings) due have been paid. Each of the Borrower and the Guarantor has established on its books reserves adequate for the payment of all federal, state and other income tax liabilities.

     8.8 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA, and neither has received any notice of violation thereof from any applicable authority. Neither a Reportable Event nor a Prohibited Transaction has occurred or exists in connection with any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds for the termination of any Plan by PBGC or for the appointment of any trustee to administer a Plan, nor has the PBGC instituted any such proceedings; the Borrower has not completely or partially withdrawn from a Multiemployer Plan, as described in
Section 4001(e)(3) of ERISA; the Borrower has met its minimum funding requirements under ERISA with respect to all of their or its Plan and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower to PBGC or the Plan under Title IV of ERISA; and the Borrower has not incurred any liability to the PBGC or ERISA.

     8.9 COMPLIANCE. The Borrower is in compliance with all statutes, rules and regulations relating to environmental, occupational and health standards and controls in all jurisdictions where it is presently are doing business, the failure to comply with which might materially adversely affect the business, operations or Properties of the Borrower, and has not received any notice of violation thereof from any applicable authority. The Borrower is not, to the knowledge of the Borrower, in violation of any other statute, rule or regulation of any governmental body, the violation of any of which might materially affect adversely the business, operations or Properties of the Borrower.



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     8.10   USE OF PROCEEDS. The Borrower will use the proceeds of the Loan only for the purposes set forth in Section 1.2 of this Agreement. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing, carrying or trading in any margin security within the meaning of applicable regulations of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Bank or the Borrower in a violation of such regulations including, without limitation, Regulations G, T, U and X of such Board, or for any purpose other than as set forth in Section 1.2 hereof. If requested by the Bank, the Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     8.11 NO DEFAULT. Neither the Borrower nor the Guarantor is in default in respect of any indebtedness for borrowed money and no holder of any such indebtedness has given notice of any asserted default thereunder. No liquidation, dissolution or other winding up of the Borrower or the Guarantor and no bankruptcy or similar proceedings relative to it or its Properties are pending or, to its knowledge, threatened against it.

     8.12 TITLE TO PROPERTY, PERFECTION OF LIENS. To the best of Borrower's knowledge, the Borrower has good and marketable title to all of its Properties and assets reflected on the balance sheet referred to in Section 8.5, free and clear of any liens, security interests and encumbrances, except Permitted Encumbrances.

     8.13 RICO OR CCE ACTIONS. There is, to the best of Borrower's knowledge, no investigation, and there is no indictment, information, proceeding, conviction, judgment or order under the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. 1961, ET SEQ. ("RICO"), the Continuing Criminal Enterprises Act, 21 U.S.C. 848 ET SEQ. ("CCE") or any similar law that may result in a forfeiture of any part of the Collateral or any of the assets of the Borrower.

     8.14 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or the Guarantor to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state any fact necessary to make the statement contained therein not misleading, and there is no fact that the Borrower or the Guarantor has not disclosed to the Bank in writing that could materially adversely affect its Properties, or its business or financial condition.

     8.15 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the Properties of the Borrower are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or Properties or the operations of the Borrower.

     8.16 OTHER AGREEMENTS. Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the ability of Borrower to carry out its obligations under the Loan Documents. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

     8.17 OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyright, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

     The foregoing warranties and representations shall be deemed to be continuing, shall be and remain effective despite any investigation or knowledge by the Bank of their inaccuracy, and shall survive the execution and delivery of this Agreement and the making of the Loan.



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                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

     Until payment in full of the Loan and the Note, unless the Bank shall otherwise consent in writing, the Borrower (together with the Guarantor when referenced) will:

     9.1   FINANCIAL STATEMENTS, REPORTS. Furnish or cause to be furnished:

               (a) as soon as available, but not later than 120 days after the close of its fiscal year, the Borrower's and the Guarantor's reasonably detailed operating statements and balance sheets, together with financial statements consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year and consolidated and consolidating statements of income, retained earnings, changes in financial position, and reconciliation of net worth for such fiscal year, all prepared by independent certified or public accountants satisfactory to the Bank in accordance with GAAP, accompanied by a certificate of its chief financial officer to the effect that he has reviewed this Agreement and nothing contained in the report or otherwise results in a default hereunder or a violation of any provision hereof, or would so result with notice of lapse of time, or both, or that there is a default or violation and stating the nature of the default or violation; and

               (b) such additional information, reports or statements (financial or otherwise) as the Bank from time to time may reasonably request.

     9.2 TAXES. Duly pay and discharge all taxes, assessments and governmental charges upon them or against its Properties prior to the date on which penalties attach unless and to the extent only that such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower, and the Borrower shall have set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment or charge so contested.

     9.3 CORPORATE AND PARTNERSHIP FRANCHISES. Keep its corporate or partnership franchises in full force and effect and duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business and to its Properties and assets and maintain and keep in force all franchises, licenses and permits necessary to the lawful and proper conduct of its business.

     9.4   INTENTIONALLY OMITTED.

     9.5 CORPORATE AND PARTNERSHIP EXISTENCE. Maintain its corporate, company, or partnership existence.

     9.6 ACCESS TO PREMISES AND RECORDS. Maintain financial records in accordance with GAAP, and permit representatives of the Bank to have access to such financial records and the Business at reasonable times during normal business hours and to make inspections thereof and such excerpts from such records as such representatives deem necessary.

     9.7 NOTICES OF DEFAULT. Give the Bank written notice of any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default, within ten (10) days of learning of same.

     9.8   INTENTIONALLY OMITTED.

     9.9 COMPLIANCE WITH LAWS. Comply in all material respects with all laws and governmental regulations of the United States of America and all political subdivisions thereof applicable to the rights of the Borrower to transact business under any such laws and regulations.

     9.10 ERISA. Comply in all material respects with the applicable provisions of ERISA, (b) deliver to the Bank written notice as soon as possible and in any event within ten (10) days if Borrower adopts or agrees to contribute to an employee pension benefit plan (as defined in Section 3(2) of ERISA)

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not presently in existence if the obligation to contribute thereto is material, and (c) furnish to the Bank, (i) as soon as possible, and in any event within ten (10) days after any officer or partner of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan with vested unfunded liabilities has occurred, a statement of an executive officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC, and (ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from PBGC relating to the intention of PBGC to terminate any Plan with vested unfunded liabilities or to appoint a trustee to administer any such Plan.

     9.11 FINANCIAL COVENANTS. At the end of each of the Borrower's and the Guarantor's fiscal quarters, tested on a rolling fiscal four quarter basis, beginning with the quarter ending on December 31, 2002, the Borrower together with the Guarantor and the Guarantor's Affiliates will have and maintain the following financial positions on a consolidated basis, all as defined or determined in accordance with GAAP:

               (a) MINIMUM INTEREST COVERAGE RATIO. A minimum interest coverage ratio of not more than 1.5 to 1.0 at each testing time. For purposes of this
Section 9.11(a), the maximum leverage to cash flow ratio shall be defined as:

               net income + interest expense + taxes
               -------------------------------------
                         interest expense

               (b) MAXIMUM LONG TERM DEBT TO TOTAL CAPITALIZATION. A Consolidated Long Term Debt plus current maturities of Consolidated Long Term Debt to Consolidated Total Capitalization ratio of .65 to 1.0.

               (c) MINIMUM RETAINED EARNINGS. Retained earnings of at least $6,500,000.00.

The financial covenants contained in this Section 9.11 are intended to be consistent with those comparable financial covenants contained in Sections 5.6 and 5.9 of the Mony Agreement and to the extent that there is any inconsistency in interpretation, the covenants under the Mony Agreement shall govern for purposes of this Agreement.

     9.12 NON-BANK DEBT. No subordinate Indebtedness shall be permitted by the Borrower to exist with respect to the Business, other than that which constitutes Long Term Debt.

     9.13 INSURANCE. Continuously maintain or cause to be maintained insurance with responsible carriers against such risks as are customarily insured against and in such amounts as are customarily carried by entities similar to the Borrower, paying or causing to be paid as the same becomes due all premiums in respect thereto, and naming the Bank as loss payee as its interests may appear.

     9.14   ENVIRONMENTAL MATTERS.

               (a) Conduct its business operations in full compliance with Environmental Laws and refrain from, and prevent any other party from, using any Hazardous Materials on the Properties except such material as are incidental to its normal course of business, maintenance and repairs.

               (b) Permit the Bank, its agents, contractors and employees (not more often than one (1) time per calendar year, unless there exists an Event of Default or Borrower shall have received a notice of a violation of Environmental Laws, or Borrower or Bank have knowledge that a release of Hazardous Materials has occurred) to enter and inspect any of the Properties at any reasonable time upon three (3) days' prior notice for the purpose of conducting environmental investigations and audits (including taking physical samples) to monitor compliance with this section, provided that prior to doing so, Bank delivers to the Borrower signed hold harmless and indemnity agreements with regard to damage or injury that may be caused by the Bank's negligence or willful wrongdoing in conducting such investigations and audits, reasonably satisfactory to the Borrower.



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               (c) Provide the Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of either on, under, or about the Properties or by the Borrower's business operations within five days of a request therefor.

               (d) Immediately advise the Bank in writing of (i) any and all enforcement, clean-up, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law affecting or pertaining to the Properties or the Borrower's business operations,
(ii) all claims made or threatened by any third party against the Borrower relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (iii) any remedial action taken by the Borrower with respect to its Properties or the Borrower's business operations.

     9.15 INDEMNITY. Protect and indemnify the Bank, its officers, directors, employees, and agents (the "Indemnitees") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted by third parties against the Indemnitees or any of them by reason of:

               (a) ownership of its Properties or any interest therein, or receipt of any rent or other sum therefrom;

               (b) any accident to, injury to or death of persons or loss of or damage to property occurring on or about the Properties or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways;

               (c) any use, nonuse or condition of its Properties or the adjoining sidewalks, curbs, vaults or vault space, if any, streets or ways;

               (d) any failure on the part of the Borrower to perform or comply with any of the terms, covenants, conditions and agreements set forth in the Loan Documents, or any other agreements executed by the Borrower or any one of them or any other Persons liable for the payment of the indebtedness hereby secured;

               (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof for construction or maintenance or otherwise;

               (f) any action brought against the Bank by any person other than the Borrower's attacking the validity, priority or enforceability of the Loan Documents, or any other agreements executed by the Borrower or any other Persons liable for the payment of the indebtedness hereby secured;

               (g) exercise or the attempted exercise by the Bank, of the rights and remedies set forth in the Note and other Loan Documents; or

               (h) actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of any Hazardous Material on or under any of its Properties or the surface or ground water located on or under its Properties or arising from the Borrower's business operations, or gaseous emissions arising from the Borrower's business operations or any other condition existing on its Properties resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false.

     The Borrower further agrees that its indemnity obligations hereunder shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this section includes, but is not limited to, damage to any real or personal property of the Borrower, the Indemnitees, and of any third parties. Any accounts payable to the Indemnitees under this section which are not paid within ten (10) days after written demand therefor by the

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Bank shall bear interest at the maximum rate per annum then permitted by law from the date of such demand. In the event any action, suit or proceeding is brought against any of the Indemnitees by reason of any such occurrence, the Borrower shall have the right to, and upon the request of the Indemnitees shall, resist and defend at the Borrower's expense such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower and approved by the Indemnitees which approval shall not be withheld unreasonably. The obligations under this section shall survive the termination, satisfaction or release of the Loan Documents.

     9.16 GENERAL INFORMATION. Provide the Bank with such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.


                                    ARTICLE X

                               NEGATIVE COVENANTS

     Borrower agrees that until payment in full of the Loan and the Note, without the prior express written consent of the Bank, Borrower shall not enter into any agreement or transaction that causes any of the financial covenants to be violated. Furthermore, the Borrower shall not, without the prior written consent of the Bank:

     10.1 MERGERS, CONSOLIDATIONS. Enter into any merger or consolidation or acquire all or substantially all the assets of any Person, except such asset acquisitions not exceeding $500,000 per transaction or $1,000,000 in the aggregate during the term of the Loan.

     10.2 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of all, substantially all, or, determined on a consolidated basis, a significant portion of the Properties of Borrower, except in the ordinary course of business.

     10.3   INTENTIONALLY OMITTED.

     10.4 NEGATIVE PLEDGE. Create, incur, assume or allow to exist any pledge, lien or other encumbrance on or any security interest in any of its assets other than Permitted Encumbrances.

     10.5 CHANGE IN CONTROL. Transfer, assign or otherwise dispose of, or allow to be transferred, assigned or otherwise dispose of, a controlling interest in Borrower, provided, however, that transfers of interests exclusively
(i) among or between the existing shareholders or partners of Borrower, (ii) members of the immediate families and descendants of such existing shareholders or partners, or (iii) to trusts created solely for estate or tax planning purposes shall not be subject to, or included within, the restriction contained in this section.

     10.6 NO SALE AND LEASE BACK. Enter into any transaction for the sale and lease back of any of its assets that exceed $500,000 per transaction or $1,000,000 in the aggregate during the term of the Loan.

     10.7 LOAN. Make loans or advances to any Person, other than in the ordinary course of business and not exceeding $50,000 in the aggregate during the term of the Loan.

     10.8 CONTINGENT LIABILITIES. Assume, guarantee, endorse, or otherwise become surety for or upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.


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                                   ARTICLE XI

                                EVENTS OF DEFAULT

     11.1 EVENTS OF DEFAULTS. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

               (a) The Borrower shall fail to make, within ten (10) days after notice from Bank, any payment when due of principal or interest with respect to the Note, or any of them, on the due date thereof, whether at maturity, acceleration or otherwise;

               (b) If there shall occur an event of default under any other Indebtedness of the Borrower or the Guarantor to the Bank;

               (c) The Borrower or the Guarantor shall breach or fail to perform any other term, covenant, warranty or agreement herein or in any other Loan Document and such default shall continue for thirty (30) days after written notice thereof has been given to the Borrower or the Guarantor by the Bank;

               (d) Any representation or warranty of the Borrower or the Guarantor in any Loan Document or in any certificate delivered thereunder shall prove to have been untrue in any material respect at the time it was made;

               (e) The Borrower or the Guarantor shall default in, fail to pay at maturity, or otherwise default in respect of, any indebtedness for borrowed money from the Bank in any amount (except indebtedness under this Agreement), or from any other Person, or fail to observe or perform any material term, covenant or agreement contained in any other agreement (except this Agreement) by which it is bound evidencing or securing borrowed monies or advances from the Bank in any amount or from any other Person, and shall not cure such failure within any applicable period of grace, as would permit, or would have permitted, the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (f) The Borrower or the Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for it or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take action for the purpose of effecting any of the foregoing;

               (g) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Borrower or the Guarantor or of a substantial part of its property, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or the Guarantor or for a substantial part of its property or (iii) the winding-up or liquidation of the Borrower or the Guarantor and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days;

               (h) The occurrence of any Prohibited Transaction involving any Plan, a Reportable Event or other event or circumstance which is not promptly cured and which might constitute grounds for termination of any Plan by the PBGC or grounds for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, the filing of a notice of intent to terminate any Plan or the termination of any Plan, or the complete or partial withdrawal from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or

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condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower or the Guarantor to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise which would, in the reasonable opinion of the Bank, have a material adverse effect on the Borrower's or the Guarantor's ability to perform its obligations under the Loan Documents;

               (i) (i) The filing of an indictment or information, or (ii) the commencement of any proceeding, or (iii) the entry of any conviction, judgment or order, under RICO or CCE or any similar law, which in any instance results in or may result in a forfeiture of a material portion of any of the assets of the Borrower or the Guarantor;

               (j) One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be rendered against the Borrower or the Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) days after entry thereof without being vacated, discharged, satisfied, stayed or bonded pending appeal;

               (k) If the Borrower assigns this Agreement or any interest herein;

               (l) If within thirty (30) days after written request by the Bank, the Borrower fails to furnish the Bank or the Guarantor with financial statements, such as balance sheets and profit and loss statements, and such other statements as the Bank may require to determine the financial condition of the Borrower or the Guarantor in form and substance satisfactory to the Bank;

               (m) If any condition precedent contained herein to making the first or any subsequent advance under the Loan, which is made by the Bank, is not satisfied within thirty (30) days after such advance is requested by the Borrower, unless such condition is expressly waived in writing by the Bank; or

               (n) Any occurrence of an event of default by the Borrower under the Mony Agreement.

An Event of Default under the Loan shall constitute an event of default as to any other loans or advances of credit made by the Bank to the Borrower or for the benefit of the Borrower, whether now or hereafter existing.

     11.2   REMEDIES.

               (a) Upon the occurrence of an Event of Default (other than of an Event of Default described in clause (b) below), the Bank may, without notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate its obligation, if any, to make further advances under the Loan and (ii) declare the full unpaid principal of and accrued interest on the Note and all other obligations of the Borrower under the other Loan Documents to be immediately due and payable, whereupon the Note and such obligations shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower, (b) upon the occurrence of an Event of Default referred to in Section 11.1(f) and (g) above, the Bank's obligation, if any, to make further advances under the Loan shall automatically terminate and the full unpaid principal of and accrued interest on the Note and all other obligations of the Borrower under the other Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; or (c) exercise any other rights or remedies available to the Bank under the Loan Documents or under applicable law.



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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     12.1 NOTICES. All written notices hereunder to any party hereto shall be certified or registered mail, postage prepaid, or delivered in person addressed to the party for whom intended at the following addresses:

         if to Borrower:        Roanoke Gas Company
                                P.O. Box 13007
                                Roanoke, VA  24030-3007
                                Attention:  Dale P. Moore, Vice President and
                                             Secretary

         with a copy to:        Nicholas C. Conte, Esquire
                                Woods Rogers & Hazlegrove
                                P.O. Box 14125
                                Roanoke, VA  24038-4125

         if to the Bank, at:    SunTrust Bank
                                SunTrust Plaza, First Floor
                                10 Franklin Road, SE
                                Roanoke, VA  24011
                                Attention:  Martha D. Shifflett, Senior Vice
                                             President

         with a copy to:        G. Michael Pace, Jr., Esquire
                                Gentry Locke Rakes & Moore
                                Post Office Box 40013
                                Roanoke, Virginia 24022-0013

Any party shall have the right to change its address for notice by giving notice hereunder, including the right to specify a person to whose attention notices shall be directed. Any notice sent by registered or certified mail shall be deemed given on the third day after the date of mailing and any notice given by personal delivery to an officer of a party shall be deemed given on the date of receipt as evidenced by such officer's signed receipt; provided, however, that if any party shall refuse to accept delivery of any notice so sent by registered or certified mail or personally tendered to an officer, such notice shall be deemed given when tendered for delivery.

     12.2 TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as the Loan or any obligation of the Borrower or the Guarantor for any interest or other expense hereunder or thereunder or under any other Loan Document, shall be outstanding.

     12.3 NO WAIVER. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and no exclusive of any rights or remedies otherwise provided by law.

     12.4 SEAL, JURISDICTION. This Agreement and the Note shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia except any provision of them that would otherwise require application of the law of a foreign jurisdiction.

     12.5 CONSENT TO JURISDICTION. The Borrower and the Guarantor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Virginia, specifically to the courts of the City of Roanoke, Virginia, and to the jurisdiction and venue of the United States District Court for the Western District of Virginia in connection with any action, suit or proceeding arising out of or relating to this

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Agreement or any of the other Loan Documents and further waives and agrees not to assert in any such action, suit or proceeding brought in the City of Roanoke, Virginia, or the Western District of Virginia that the Borrower and the Guarantor is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue is improper.

     12.6 SEVERABILITY. The provisions of this Agreement and the other Loan Documents are severable, and if any clause or provision of any of them shall be held invalid or enforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower and the Guarantor with any of them shall not excuse non-compliance by the Borrower and the Guarantor with any other.

     12.7 OFFSET. In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Note may have under applicable law upon the occurrence of any Event of Default hereunder, the Bank or other holder of such Note and, to the extent permitted by applicable law, any participant in the Note or the Loan, shall have the right to appropriate and apply to the payment thereof any and all balances, credits, deposits, accounts or monies of the Borrower then or thereafter maintained with the Bank or any of its subsidiaries or affiliates or other holder of the Note.

     12.8 CHANGE, WAIVERS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Borrowers from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.9 SINGULAR AND PLURAL. Terms in the singular number shall include the plural and those in the plural shall include the singular.

     12.10 USE OF DEFINED TERMS. All terms defined in this Agreement shall have the defined meanings set forth herein when such terms are used in the Note, the other Loan Documents and in certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context shall otherwise require.

     12.11 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective heirs, executors, personal representatives, successors and assigns, provided that the Borrower may not assign or transfer their right or obligations under this Agreement without the prior written consent of the Bank.

     12.12 HEADINGS. Headings or captions have been inserted for convenience only and shall not be construed as limiting or affecting in any way the provisions of this Agreement.

     12.13 ACCOUNTING TERMS. Except as otherwise specifically provided, all accounting terms used herein shall have the meanings customarily given them in accordance with GAAP, and all financial computations, statements and balance sheets required or permitted under this Agreement will be performed or prepared in accordance with such principles consistently applied.

     12.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     12.15 EXPENSES. Borrower will pay all fees and expenses incurred by the Bank in connection with the preparation of the Agreement and the other Loan Documents (whether or not the transactions hereby contemplated shall be consummated), and the making of the Loan hereunder, including reasonable attorney's fees, the enforcement of the rights of the Bank in connection with this Agreement or with the Loan made or the Note issued hereunder, including but not limited to, the fees and disbursements of counsel for the Bank. The Bank may use either outside counsel or its own in-house counsel, or both, to provide it with

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                                       18

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legal services in connection with this transaction. In any event, such attorneys will represent the Bank exclusively, and the Borrower acknowledges that such attorneys do not undertake to provide legal services or advice to the Borrower. Any future reasonable and customary legal fees after the closing of this loan for amendments to the Loan Documents requested by the Borrower or required hereunder are to be paid by the Borrower. If the Bank shall retain or engage at any time an attorney or attorneys to collect or enforce or protect its interest with respect to this Agreement, the Loan, the Note or the other Loan Documents, to the extent the Bank is entitled to so collect, enforce or protect under the Loan Documents or applicable law, the Borrower shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable fees and disbursements of attorneys, and the Bank may take judgment for all such amounts.

     12.16 WAIVER OF JURY TRIAL. TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE BORROWER AND THE BANK WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN, THE NOTE, THE OTHER LOAN DOCUMENTS, OR ANY RELATED AGREEMENTS OR INSTRUMENTS, THE ENFORCEMENT THEREOF, ANY OBLIGATIONS OR INDEBTEDNESS EVIDENCED THEREBY, ANY COLLATERAL SECURITY THEREFOR OR ITS DISPOSITION, OR THE LENDING RELATIONSHIP BETWEEN THE PARTIES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE TO ANY PARTY OR THE PROPERTY OF ANY PARTY.

     12.17 FURTHER ASSURANCES. At any time or from time to time upon the request of the Bank, the Borrower will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for the payment of the Loan made hereunder and interest thereon in accordance with the terms of the Loan Documents.

     12.18 INCORPORATION OF COMMITMENT. All the terms and conditions of the Commitment are incorporated herein by reference and, to the extent not inconsistent with the provisions of the Loan Documents, shall survive the closing of the Loan.

     12.19 TIME OF THE ESSENCE. Time shall be of the essence with respect to the performance of the Borrower's obligations under the Loan Documents.

     12.20 ENTIRE AGREEMENT. This Agreement and the other Loan Documents contain the entire agreement among the parties with respect to the subject matter herein, and each party represents to and agrees with the others that there are no additional agreements, understandings or representations other than those provided herein and in the other Loan Documents. The Loan Documents supersede any prior agreements between the Bank and the Borrower, and, to the extent that the terms and provisions of any such prior agreements are inconsistent with the terms and provisions of the Loan Documents, the terms and provisions of the Loan Documents shall govern and control.

     12.21 CONSTRUCTION AND CONFLICTS. The parties to the Loan Documents and their respective counsel have reviewed and revised (or requested revisions of) the Loan Documents, and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Agreement or any of the other Loan Documents. To the extent possible, the provisions of this Agreement and the other Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in one such document shall not be deemed to be an inconsistency with the other such document which contains such provision or portion thereof. To the extent that any provision of this Agreement is inconsistent with any corresponding provision of any other Loan Document, then such provision of this Agreement shall prevail.

     12.22 ASSIGNMENT. The Bank may assign, negotiate or pledge all or any of its rights or security with respect to the Loan, this Agreement or any other Loan Documents, sell participation in the Loan, and, in any such case, the Borrower shall accord full recognition to such assignment, negotiation, pledge or sale. The Borrower shall execute and deliver any and all documents which the Bank may require for the purpose of effecting any and all such transactions.


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                                       19

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or partners as of the day and year first above written.

                  BORROWER:
                                       ROANOKE GAS COMPANY


                                       By: s/ Dale P. Moore
                                       Name: Dale P. Moore
                                       Title: Vice President and Secretary


                  BANK:
                                       SUNTRUST BANK


                                        By: s/ Martha D. Shifflett
                                        Name:  Martha D. Shifflett
                                        Title:     Senior Vice President


                  GUARANTOR:

                                        RGC RESOURCES, INC.

                                       By: s/ Dale P. Moore
                                       Name: Dale P. Moore
                                       Title: Vice President and Secretary





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                                       20

                                  SCHEDULE 2.1

                             PERMITTED ENCUMBRANCES


1. Liens and security interests on certain real and personal property of Roanoke Gas Company (the "Company") created by that Deed of Trust, dated as of June 1, 1998, from the Company to George J. A. Clemo and Daniel F. Layman, Jr. for the benefit of The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America.

2. Liens and security interests in favor of Siemens Credit Corporation on a Siemens Hicom 300 E Model 30 EX Telephone System, as reflected in UCC-1 financing statement No. 990000146, filed with the Clerk of the Circuit Court of the City of Roanoke, Virginia on February 11, 1999

                                  SCHEDULE 8.6

                                   PROCEEDINGS


                                      None